UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006

Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
Directors Equity Plan
     On May 25, 2006, at the annual meeting of the registrant’s stockholders (the “2006 Annual Meeting”), the stockholders approved the registrant’s 2006 Non-Employee Directors Equity Plan (the “Directors Equity Plan”). A description of the material terms and conditions of the Directors Equity Plan is included in the registrant’s Definitive Proxy Statement on Schedule 14A for the 2006 Annual Meeting filed on April 14, 2006.
Director Compensation
     On May 24, 2005, the registrant’s Board of Directors changed the annual period for which non-employee directors receive compensation from a calendar year to the approximately one-year period extending from one annual meeting of the registrant’s stockholder’s to the next annual meeting of stockholders. This change, which took effect as of the 2006 Annual Meeting, was made to coordinate the period for which directors are compensated with the election of directors at annual meetings of stockholders.
     Director Equity Grants
     On May 24, 2006, the registrant’s Board of Directors, approved a grant to each of the registrant’s non-employee directors, Bruce R. Ross, Alan Belzer, Lawrence C. Best, Alan B. Glassberg, Mary L. Good, Thomas F. Keller, Robert W. Pangia, Lynn Schenk, Philip A. Sharp and William D. Young, of a ten-year option to purchase 3,125 shares of the registrant’s common stock at a price of $46.99 per share, exercisable upon completion of one year of service with the registrant from May 25, 2006, and 1,250 restricted stock units to be settled only in shares of the registrant’s common stock, which fully vest upon completion of one year of service with the registrant from May 25, 2006. The option and restricted stock units were granted pursuant to, and are subject to the provisions of, the Directors Equity Plan.
     In making these equity grants, the Board of Directors took into consideration the effect of the change in the annual period for which non-employee directors receive compensation and the stock option grants for calendar year 2006 previously made to the registrant’s non-employee directors.
     Compensation Arrangement for the Chairman of the Board
     On May 24, 2006 the registrant’s Board of Directors approved an annual compensation arrangement for Bruce R. Ross, the registrant’s Chairman of the Board. Pursuant to the arrangement, Mr. Ross will receive an annual retainer of $60,000. Mr. Ross also was granted a ten-year option to purchase 6,250 shares of the registrant’s common stock at a price of $46.99 per share, exercisable upon completion of one year of service with the registrant from May 25, 2006, and 2,500 restricted stock units to be settled only in shares of the registrant’s common stock, which fully vest upon completion of one year of service with the registrant from May 25, 2006. The option and restricted stock units were granted pursuant to, and are subject to the provisions of, the Directors Equity Plan. The retainer and equity awards are in addition to the compensation Mr. Ross receives as a non-employee director and as the chair of the Compensation and Management Development Committee.
Item 9.01      Financial Statements and Exhibits
(d)      Exhibits.
10.1	2006 Non-Employee Directors Equity Plan (incorporated by reference from an appendix filed with the registrant’s Definitive Proxy Statement on Schedule 14A filed on April 14, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Susan H. Alexander
Susan H. Alexander
Executive Vice President, General Counsel and Secretary

Date: May 26, 2006